As filed with the Securities and Exchange Commission on September 18, 2001

                                                      Registration No. 333-58012

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------


                                  PEAPOD, INC.
             (Exact name of Registrant as Specified in Its Charter)

                        ---------------------------------

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


               Delaware                            9933 Woods Drive                          36-4118175
    (State or other jurisdiction of             Skokie, Illinois 60077                    (I.R.S. Employer
    incorporation or organization)                  (847) 492-8900                       Identification No.)
                                            (Address of principal executive
                                                       offices)
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                                  Peapod, Inc.
                       Year 2000 Long Term Incentive Plan
                         Employee Incentive Plan (2000)
                                 CEO Plan (2000)
                              (Full Title of Plan)

                        ---------------------------------

                               Andrew B. Parkinson
                             Chief Financial Officer
                                  Peapod, Inc.
                                9933 Woods Drive
                             Skokie, Illinois 60077
                                 (847) 583-9400
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        ---------------------------------

                                   Copies to:
                               John M. Reiss, Esq.
                             Oliver C. Brahmst, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

                       ---------------------------------

                       REMOVAL OF SHARES FROM REGISTRATION

     Pursuant to the Registration Statement on Form S-8, file No. 333-58012 (the "Registration Statement") Peapod, Inc. a Delaware corporation (the "Registrant"), registered 4,070,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), to be offered under its Year 2000 Long Term Incentive Plan, 560,000 shares of Common Stock to be offered under its Employee Incentive Plan (2000), and 250,000 shares of Common Stock to be offered under its CEO Plan (2000).

     On July 16, 2001, Koninklijke Ahold N.V. ("Ahold"), Ahold U.S.A. Holdings, Inc., Bean Acquisition Corp. ("Merger Sub") and the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a merger pursuant to which Merger Sub would merge with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Ahold (the "Merger"). The Merger became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on August 30, 2001 (the "Effective Time"). Under the terms of the Merger Agreement, each outstanding share of the Common Stock was converted at the Effective Time into the right to receive $2.15. As a result of the Merger, the Registrant has terminated all offerings of Common Stock under its existing registration statements, including the Registration Statement.

     In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to withdraw from registration all the shares of Common Stock registered under the Registration Statement.

         Pursuant to the requirements of Rule 478 under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Skokie, State of Illinois, on this 18th day of September, 2001.

Item 8.  Exhibits.

Exhibit No.
24           Power of Attorney of certain officers and directors.

                             Peapod, Inc.

                             By:    /s/ Andrew B. Parkinson
                                    --------------------------------------------
                                    Name:    Andrew B. Parkinson
                                    Title:   Chairman and Chief Financial
                                             Officer (authorized officer and
                                             principal financial officer)


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities indicated and on the dates indicated.

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


            Signature                                          Title                                    Date
            ---------                                          -----                                    ----

     /s/ Andrew B. Parkinson                            Chairman and Chief Financial            September 18, 2001
     ---------------------------                        Officer
     Andrew B. Parkinson

             *                                          President and Chief Executive           September 18, 2001
     ---------------------------                        Officer and Director
     Marc van Gelder

             *                                          Vice President and Controller           September 18, 2001
     ---------------------------                        (principal accounting officer)
     Earl W. Rachowicz


            *                                           Director                                September 18, 2001
     ---------------------------
     Drayton McLane, Jr.


            *                                           Director                                September 18, 2001
     -------------------------
     Trygve E. Myhren


            *                                           Director                                September 18, 2001
     -------------------------
     Mark Van Stekelenburg

            *                                           Director                                September 18, 2001
     -------------------------
     Maarten Dorhout Mees


            *                                           Director                                September 18, 2001
     -------------------------
     William J. Grize


            *                                           Director                                September 18, 2001
     -------------------------
     Gary W. Preston


            *                                           Director                                September 18, 2001
     -------------------------
     Marc E. Smith


             *                                          Director                                September 18, 2001
     -------------------------
     Brian Hotarek


            *                                           Director                                September 18, 2001
     -------------------------
     Ronald van Solt





                                                        *By:/s/ Andrew B. Parkinson
                                                            --------------------------
                                                            Name:     Andrew B. Parkinson
                                                            Title:    Attorney-in-fact


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                                      -4-

                                  EXHIBIT INDEX

Exhibit No.
24                  Power of Attorney of certain officers and directors

                                                                    Exhibit 24



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew B. Parkinson, with full power to act alone, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the post-effective amendments to the registration statements listed in Exhibit A attached hereto of Peapod, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.





                   Signature                                   Title                             Date
                   ---------                                   -----                             ----

     /s/ Marc van Gelder                                President and Chief Executive           September 10, 2001
     ---------------------------------                  Officer and Director
     Marc van Gelder

     /s/ Earl W. Rachowicz                              Vice President and Controller           September 10, 2001
     ---------------------------------                  (principal accounting officer)
     Earl W. Rachowicz


     /s/ Drayton McLane, Jr.                            Director                                September 14, 2001
     ---------------------------------
     Drayton McLane, Jr.


     /s/ Trygve E. Myhren                               Director                                September 10, 2001
     ---------------------------------
     Trygve E. Myhren


     /s/ Mark Van Stekelenburg                          Director                                September 11, 2001
     ---------------------------------
     Mark Van Stekelenburg


     /s/ Maarten Dorhout Mees                           Director                                September 11, 2001
     ---------------------------------
     Maarten Dorhout Mees


     /s/ William J. Grize                               Director                                September 11, 2001
     ---------------------------------
     William J. Grize


     /s/ Gary W. Preston                                Director                                September 12, 2001
     ---------------------------------
     Gary W. Preston


     /s/ Marc E. Smith                                  Director                                September 11, 2001
     ---------------------------------
     Marc E. Smith


     /s/ Brian Hotarek                                  Director                                September 11, 2001
     ---------------------------------
     Brian Hotarek


     /s/ Ronald van Solt                                Director                                September 11, 2001
     ---------------------------------
     Ronald van Solt


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



                                    Exhibit A

                             Registration Statements
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

                   Description of Filing                            File No.                        Date filed
                   ---------------------                            -------                         ----------


     S-8 Registration Statement, 150,000 shares of                 333-35405                    September 11, 1997
     common stock issued under the Peapod, Inc.
     Employee Stock Purchase Plan


     S-8 Registration Statement, 4,300,000 shares of               333-35445                    September 11, 1997
     common stock issued under the Peapod, Inc. 1997
     Long-Term Incentive Plan


     S-8 Registration Statement, 4,070,000 shares                  333-58012                      March 30, 2001
     issued under the Year 2000 Long Term Incentive
     Plan, 560,000 shares issued under the Employee
     Incentive Plan (2000), 250,000 shares issued
     under the CEO Plan (2000)

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